UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	December 15, 2016

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 15, 2016, Teleflex Incorporated (the “Company”) entered into separate, privately negotiated agreements (the “Exchange Agreements”) with certain of the holders (the “Holders”) of the Company’s 3.875% convertible senior subordinated notes due 2017 (the “Notes”) pursuant to which the Company has agreed to exchange approximately $91.7 million aggregate principal amount of the Notes for exchange consideration per $1,000 principal amount of Notes equal to: (i) cash in an amount equal to $1,000 per $1,000 principal amount of Notes, (ii) a number of shares of the Company’s common stock equal to the amount of the conversion value in excess of the principal amount calculated over an averaging period, (iii) an inducement payment to be paid in shares of the Company’s common stock and (iv) cash in an amount equal to accrued and unpaid interest to, but not including, the closing date. The Company intends to fund the approximately $91.7 million aggregate principal amount through borrowings under its revolving credit agreement. Following the exchanges, which are expected to close on or about January 5, 2017, subject to customary closing conditions, the Company would have exchanged or converted approximately $355.7 million aggregate principal amount of the Notes to date and will have approximately $44.3 million of Notes outstanding following the completion of these exchanges and conversions. The issuance of the shares of the Company’s common stock to the Holders pursuant to the Exchange Agreements will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) thereof.

In connection with entering into the Exchange Agreements, the Company has also entered into agreements with dealers party to certain convertible note hedge transactions related to the Notes, in order to unwind a corresponding portion of such convertible note hedge transactions. The Company has also entered into agreements with such dealer counterparties to unwind certain warrant transactions. On a net basis after giving effect to the agreements to unwind the convertible note hedge transactions and the agreements to unwind the warrant transactions, the Company expects to receive from such dealer counterparties a number of shares of its common stock to be calculated over the averaging period.

Item 8.01 Other Events

On December 15, 2016, the Company issued a press release announcing the transactions described herein. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 15, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2016	TELEFLEX INCORPORATED By: /s/ Jake Elguicze Name: Jake Elguicze Title: Treasurer and Vice President, Investor Relations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 15, 2016